UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 3, 2009

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1971 Old Cuthbert Road Cherry Hill, New Jersey	08034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (856) 354-0707

eFoodsafety.com

7702 East Doubletree Ranch Road

Suite 300

Scottsdale, Arizona 85258

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 3, 2009, Nuvilex, Inc. (the “Registrant”) filed a Current Report on Form 8-K to report that it had closed its acquisition of Freedom2 Holdings, Inc. (“Freedom2”) on January 12, 2009.  In response to part (a) and (b) of Item 9.01 of such Form 8-K, Nuvilex, Inc. stated that it would file by amendment the required financial statements, as required by Rule 3-05(b) of Regulation S-X and pro forma financial information, as required pursuant to Article 11 of Regulation S-X.  This Form 8-K/A Amendment No. 1 is being filed to provide the required financial statements and pro forma financial information.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 EXHIBITS

(a)  Financial Statements of businesses acquired

The required financial statements of Freedom2 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

 (b) Pro Forma Financial Statements.

The pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Freedom2 by the Registrant been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. These pro forma financial statements are based on and should be read in conjunction with the historical financial statements and the related notes thereto of the Registrant and Freedom2.

Exhibit No.	Description

99.1	The Audited Financial Statements of Freedom2 as of December 31, 2008 and 2007 for the years then ended.
99.2	Unaudited pro forma information

SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NUVILEX, INC.

            (Registrant)

Date:  April 6, 2009

/s/ Martin Schmieg

Martin Schmieg

Chief Executive Officer